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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 26, 2010, except for the stock split paragraph of Note 1 and the subsequent events paragraphs for reincorporation, noncontrolling interest and credit agreement of Note 14, as to which the date is June 28, 2010, in the Registration Statement on Form S-1 and related Prospectus of RealD Inc. dated November 22, 2010.

/s/ Ernst & Young LLP

Los Angeles, California
November 19, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm